Exhibit 23.2


November 23, 2010


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


U.S. Securities and Exchange Commission
Washington, DC 20549


Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Annual Report (Form 10-K/A) of Monster Offers of our audit report, dated April 13, 2010, relating to the accompanying audited financial statements (and related statements included there in) as of December 31, 2009 which appears in such Annual Report.


De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
November 23, 2010




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